EXHIBIT 23.2
                                                   ------------



               CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 24, 1994, on our audit of the consolidated financial statements and financial statement schedule of Conrail,Inc. and subsidiaries for the year ended December 31, 1993, which is included in the Annual Report on Form 10-K for the year ended December 31, 1995.


Coopers & Lybrand L.L.P.
2400 Eleven Penn Center
Philadelphia, PA  19103-2962
June 20, 1996





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